Exhibit 10.3

DIRECTOR SUPPORT AGREEMENT

THIS SUPPORT AGREEMENT (this “Agreement”), dated as of June 16, 2019, is made and entered into by and among Prosperity Bancshares, Inc., a Texas corporation (“Prosperity”), LegacyTexas Financial Group, Inc., a Maryland corporation (the “Company”), LegacyTexas Bank, a Texas banking association (“Legacy Bank”), and [●], an individual residing in the State of Texas (the “Undersigned”).

WHEREAS, concurrently herewith, Prosperity and the Company are entering into that certain Agreement and Plan of Reorganization (as such agreement may be amended or supplemented from time to time, the “Merger Agreement”), pursuant to which the Company will merge with and into Prosperity, with Prosperity as the surviving entity (the “Merger”); and

WHEREAS, the term “Company” as used in this Agreement with respect to time periods after the day and time the Merger is completed pursuant to the terms of the Merger Agreement (the “Effective Time of the Merger”), shall mean Prosperity, as successor to the Company in the Merger; and

WHEREAS, the Undersigned is a stockholder of the Company and a director of the Company or Legacy Bank, a wholly-owned subsidiary of the Company; and

WHEREAS, the Merger Agreement contemplates that immediately after the Effective Time of the Merger, Legacy Bank will merge with and into Prosperity Bank, a Texas banking association and wholly-owned subsidiary of Prosperity (“Prosperity Bank” and, together with the Company, Legacy Bank and Prosperity, the “Covered Entities”), with Prosperity Bank as the surviving entity (the “Bank Merger”); and

WHEREAS, the term “Legacy Bank” as used in this Agreement with respect to time periods after the day and time the Bank Merger is completed, shall mean Prosperity Bank, as successor to Legacy Bank in the Bank Merger; and

WHEREAS, the Merger Agreement contemplates that this Agreement shall be executed by the Undersigned contemporaneously with the execution of the Merger Agreement; and

WHEREAS, the Undersigned will, as a result of [his/her] equity ownership in the Company, receive pecuniary and other benefits as a result of the Merger; and

WHEREAS, the Undersigned, as a director and stockholder of the Company or Legacy Bank, as the case may be, has had access to certain Confidential Information (as defined below), including, without limitation, information concerning the Company’s and Legacy Bank’s business and the relationships between the Company and Legacy Bank, their respective subsidiaries and customers; and

WHEREAS, the Undersigned, through [his/her] association with the Company and Legacy Bank, has obtained knowledge of the trade secrets, customer goodwill and proprietary information of the Company and Legacy Bank and their respective businesses, which trade secrets, customer goodwill and proprietary information constitute a substantial asset to be acquired by Prosperity; and

WHEREAS, the Undersigned recognizes that Prosperity would not have entered into the Merger Agreement without the Undersigned agreeing to the terms and conditions of this Agreement; and

WHEREAS, any capitalized term not defined herein shall have the meaning set forth in the Merger Agreement.

NOW, THEREFORE, based upon the valuable consideration that the Undersigned will receive as a stockholder of the Company as a result of the Merger, for the new Confidential Information the Undersigned will be provided and for other good and valuable consideration contained herein and in the Merger Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definition. For purposes of this Agreement, “Confidential Information” means and includes each of the Covered Entities’ confidential or proprietary information or trade secrets, including those of its subsidiaries, that have been developed or used and that cannot be obtained by third parties from outside sources, including, without limitation, all information not generally known to the public, in spoken, printed, electronic or any other medium, including but not limited to, the following confidential information regarding past and current customers, investors, business affiliates, employees and contractors: strategies, methods, books, records, and documents; technical information concerning products, equipment, services, and processes; procurement procedures, pricing, and pricing techniques, including, without limitation, contact names, services provided, pricing type and amount of services used; financial data; pricing strategies and price curves; positions; plans or strategies for expansion or acquisitions; budgets; research; financial and sales data; trading methodologies and terms; communications information; evaluations, opinions and interpretations of information and data; marketing and merchandising techniques; electronic databases; models; computer programs; contracts; bids or proposals; technologies and methods; training methods and processes; organizational structure; personnel information; payments or rates paid to consultants or other service providers; and other such confidential or proprietary information. Confidential Information includes any such information that the Undersigned may originate, learn, have access to or obtain, whether in tangible form or memorized. The term “Confidential Information” does not include any information that (a) at the time of disclosure or thereafter is generally available to and known to the public, other than by a breach of this Agreement by the disclosing party, (b) was available to the disclosing party, prior to disclosure by a Covered Entity, on a non-confidential basis from a source other than the non-disclosing party and such source is not known by the Undersigned to be subject to any fiduciary, contractual or legal obligations of confidentiality, (c) was independently acquired or developed without violating any obligations of this Agreement, or (d) is disclosed with the consent of a Covered Entity, as the case may be, with respect to that entity’s Confidential Information.

2.    Non-Disclosure and Non-Use. The Undersigned agrees that for the period beginning on the date hereof and continuing until the date that is two (2) years after the Effective Time of the Merger (the “Non-Disclosure Period”), the Undersigned will not disclose or use Confidential Information of a Covered Entity, other than for the benefit of a Covered Entity. The Undersigned also agrees that, during the Non-Disclosure Period, [he/she] shall deliver promptly to the Company or Prosperity at any time at its reasonable request, without retaining any copies, all documents and other material in the Undersigned’s possession at that time that include Confidential Information.

3.    Non-Competition Obligations. The Undersigned agrees that except as indicated on Schedule A hereto or as expressly set forth herein, for the period (the “Non-Competition Period”) beginning on the Closing Date and continuing until the date that is two (2) years after the Effective Time of the Merger, the Undersigned will not, in any capacity other than as a director of a Covered Entity, directly or indirectly:

a)

serve as an officer, director, employee, agent or consultant to any insured depository institution or holding company thereof or other entity that provides, or, to the Undersigned’s knowledge, has plans to provide within the Non-Competition Period, banking services that are substantially similar to the services offered by Prosperity or Prosperity Bank as of the Closing Date (collectively, “Banking Business”), anywhere in the geographic area comprised of the Texas counties of Collin, Dallas, Denton, Jack, Parker, Tarrant and Wise counties (collectively, the “Market Area”);

b)

invest in, own, manage, operate, control or participate in any partnership, corporation or other business or entity engaging in the Banking Business within the Market Area. Notwithstanding the foregoing, the Undersigned is permitted hereunder to own, directly or indirectly, (i) up to two percent (2%) of the issued and outstanding securities of any publicly traded financial institution conducting business in the Market Area, and (ii) mutual fund investments;

c)

solicit business from an individual or entity who is a customer of a Covered Entity as of the date hereof or immediately prior to the Effective Time on behalf of any other insured depository institution or holding company thereof or other entity for the purpose of providing the Banking Business to such individual or entity;

d)

hire, retain, solicit for hire or induce to leave employment any individual who was within the twelve (12) months preceding the Closing Date an employee of a Covered Entity with whom the Undersigned had contact, knowledge of or association during the course of service with the Company or Legacy Bank, and will not assist any other individual or entity in such activities; provided, however, that nothing in this Section 3(d) shall apply to employment other than in the Banking Business. Notwithstanding the foregoing, the Undersigned shall not be prohibited from hiring any employee who (i) responds to any general advertisement appearing in a newspaper, magazine or trade publication, (ii) is a referral made by a placement agency or service so long as such placement agency or service has not been instructed to solicit or target employees of

Prosperity or Prosperity Bank or such employee in particular, or (iii) is terminated by Prosperity or Prosperity Bank or (iv) whose employment with a Covered Entity ended by voluntary resignation from employment without direct or indirect solicitation by the Undersigned at least six months before the Undersigned’s hiring of such person;

Notwithstanding anything else provided herein, if the Undersigned is a licensed attorney, securities broker or real estate broker or agent, the Undersigned shall not be prohibited from representing or serving as an agent for any insured depository institution or holding company thereof or other individual or entity in such capacity.

4.    Release.

a)

Effective at and as of the Effective Time of the Merger, the Undersigned, on the Undersigned’s behalf and on behalf of the Undersigned’s heirs, executors, administrators, agents, successors and assigns (collectively, the “Undersigned Group Persons”) hereby irrevocably and unconditionally releases, waives, acquits and forever discharges the Covered Entities and their respective successors, predecessors, parents, subsidiaries, affiliates and other related entities, and all of their respective past, present and future officers, directors, shareholders, affiliates, agents and representatives, other than the Undersigned and any Undersigned Group Person (each, a “Released Party” and collectively, the “Released Parties”) from any and all manners of actions, causes of action, suits, debts, dues, sums of money, accounts, reckonings, bonds, bills, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands of every type and nature whatsoever, known and unknown, matured or unmatured, direct or derivative, liquidated or unliquidated, in each case, in law or equity, now existing or that may arise after the date hereof (each a “Claim” and collectively, the “Claims”), relating to, arising out of or in connection with the Company or Legacy Bank and their respective businesses or assets, including any Claims arising out of or resulting from the Undersigned’s status, relationship, affiliation, rights, obligations and duties as a director, officer, employee or security holder of the Company or Legacy Bank, as the case may be, for all periods occurring prior to the Effective Time of the Merger; provided, however, that a Released Party shall not be released from any of its obligations or liabilities to any of the Undersigned Group Persons: (i) in connection with any accrued compensation and rights under any benefit plans of the Company or Legacy Bank of a type reflected in [Schedule 3.27(A)] of the Confidential Schedules to the Merger Agreement, including any medical claims not yet filed, (ii) as to any rights of indemnification pursuant to the articles of incorporation or articles of association and bylaws of the Company and Legacy Bank, pursuant to any contractual rights or insurance policies, or available at law or in equity, (iii) in connection with bank owned life insurance, (iv) in connection with any deposits, loans or similar accounts of the Undersigned or the

Undersigned Group Persons at Legacy Bank or Prosperity Bank, (v) in connection with any obligations owing to the Undersigned under the contracts set forth on Schedule B of this Agreement, or (vi) in connection with rights under the Merger Agreement of the Undersigned, in [his/her] capacity as a stockholder of the Company.

b)

The Undersigned hereby represents and warrants that in [his/her] capacity as a director, officer, employee or security holder of the Company or Legacy Bank, as applicable, the Undersigned has no knowledge of any Claims that the Undersigned has or would reasonably be expected to have against the Released Parties, except for any claims specifically described on Schedule C of this Agreement.

5.    Non-Competition Covenant Reasonable. The Undersigned acknowledges that the restrictions imposed by this Agreement are legitimate, reasonable and necessary to protect Prosperity’s acquisition of the Company and the goodwill thereof. The Undersigned acknowledges that the scope and duration of the restrictions contained herein are reasonable in light of the time that the Undersigned has been engaged in the business of the Company or Legacy Bank and the Undersigned’s relationship with the customers of the Company or Legacy Bank. The Undersigned agrees that [his/her] promises in this Section 5 are reasonable and reasonably necessary to protect the legitimate business interest of the Company, Legacy Bank and Prosperity.

6.    Consideration. In consideration for the above obligations of the Undersigned, in addition to those matters set forth in the Recitals to this Agreement, the Company agrees to provide the Undersigned with access to new Confidential Information relating to the Company’s business, which will become Prosperity’s business after the Effective Time of the Merger, in a greater quantity or expanded nature than that already provided to the Undersigned. The Undersigned also will have access to, or knowledge of, new Confidential Information of third parties, including, without limitation, actual and potential customers, suppliers, partners, joint venturers, investors, and financing sources of the Company and Legacy Bank prior to the Merger and of Prosperity and Prosperity Bank after the Effective Time of the Merger.

7.    Enforcement and Legal Remedies. The Undersigned acknowledges and agrees that the breach of any of the covenants made by the Undersigned in this Agreement would cause irreparable injury to the Covered Entities, which could not sufficiently be remedied by monetary damages; and, therefore, that each of the Company, Legacy Bank and Prosperity shall be entitled to seek such equitable relief as declaratory judgments; temporary, preliminary and permanent injunctions, without posting of any bond, and order of specific performance to enforce those covenants or to prohibit any act or omission that constitutes a breach thereof. The Undersigned also agrees and understands that such remedies shall be in addition to any and all remedies, including damages, available to the Company, Legacy Bank and Prosperity and their respective affiliates against the Undersigned for such breaches.

8.    Tolling. In the event that the Company, Legacy Bank or Prosperity shall file a lawsuit in any court of competent jurisdiction alleging a breach of the non-competition provisions of this Agreement by the Undersigned, then any time period set forth in this

Agreement including the time periods set forth above, will be extended one month for each month the Undersigned was in breach of this Agreement, so that the Company, Legacy Bank or Prosperity is provided the benefit of the full Non-Competition Period.

9.    WAIVER OF JURY TRIAL. THE PARTIES HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HEREBY FURTHER AGREE AND CONSENT THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.    Effectiveness; Termination. This Agreement is executed in connection with the execution and delivery of the Merger Agreement. This Agreement shall terminate and be of no further force and effect upon the termination of the Merger Agreement pursuant to its terms prior to the consummation of the transactions contemplated thereby.

11.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas. Exclusive venue of any dispute relating to this Agreement shall be, and is convenient, in Texas. The Undersigned agrees that he/she will not contest venue in Texas or the application of Texas laws to any dispute relating to, connected with or arising under this Agreement.

12.    Notices. Except as explicitly provided herein, any notice given hereunder shall be in writing and shall be delivered in person or mailed by first class mail, postage prepaid or sent by facsimile, electronic mail, courier or personal delivery to the parties at the following addresses unless by such notice a different address shall have been designated:

If to Prosperity:

Charlotte M. Rasche

Senior Executive Vice President and General Counsel

Prosperity Bancshares, Inc.

80 Sugar Creek Center Boulevard

Sugarland, TX 77478

Fax No: (281) 269-7222

Email: Charlotte.rasche@prosperitybankusa.com

and

Mr. William S. Anderson

Mr. Jason M. Jean

Bracewell LLP

711 Louisiana Street, Suite 2300

Houston, Texas 77002-2781

Fax No.: (800) 404-3970

Email: Will.Anderson@bracewell.com

            Jason.Jean@bracewell.com

If to the Company:

Scott Almy

Executive Vice President, Chief Operating Officer,

Chief Risk Officer and General Counsel

LegacyTexas Financial Group, Inc.

5851 Legacy Circle

Plano, Texas 75024

Email: Scott.Almy@legacytexas.com

With a copy to:

Christian Otteson, Esq.

Shapiro Bieging Barber Otteson, LLP

7979 East Tufts Ave, Suite 1600

Denver, Colorado 80237

Fax No.: (720) 488-7711

Email: cotteson@sbbolaw.com

If to the Undersigned:

[●]

All notices sent by mail as provided above shall be deemed delivered three (3) days after deposited in the mail. All notices sent by courier as provided above shall be deemed delivered one day after being sent and all notices sent by facsimile shall be deemed delivered upon confirmation of receipt. All other notices shall be deemed delivered when actually received. Any party to this Agreement may change its address for the giving of notice specified above by giving notice as herein provided. Notices permitted to be sent via e-mail shall be deemed delivered only if sent to such persons at such e-mail addresses as may be set forth in writing.

13.    Representation by Counsel; Interpretation. The Undersigned, the Company, Legacy Bank and Prosperity hereby represent and warrant that they have full power and authority to enter into, execute and deliver this Agreement, all proceedings required to be taken to authorize the execution, delivery and performance of this Agreement and the agreements and undertakings relating hereto and the transactions contemplated hereby have been validly and properly taken and this Agreement constitutes a valid and binding obligation of the Undersigned, the Company, Legacy Bank and Prosperity in the capacity in which executed. The Undersigned, the Company, Legacy Bank and Prosperity further represent and warrant that they have entered into this Agreement, including, but not limited to, the releases in Section 4, freely of their own accord and without reliance on any representations of any kind of character not set forth herein. The Undersigned, the Company, Legacy Bank and Prosperity enter into this Agreement after the opportunity to consult with their own legal counsel. Accordingly, any rule of law, including, but not limited to, the doctrine of contra proferentem, or any legal decision which would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived. The provisions of this Agreement shall be interpreted in a reasonable manner to effect the intent of the parties.

14.    Entire Agreement; Amendment. This Agreement represents the entire understanding between the parties relating to the subject matter hereof and supersedes all prior agreements and negotiations between the parties. This Agreement shall not be amended, modified, or altered in any manner except in writing signed by the parties hereto.

15.    Partial Invalidity. If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect, as if this Agreement has been executed without any such invalid provisions having been included. Such invalid provision shall be reformed in a manner that is both (a) legal and enforceable and (b) most closely represents the parties’ original intent.

16.    Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Company, Legacy Bank, Prosperity and their respective successors and assigns, including, without limitation, any successor by merger, consolidation or stock purchase of the Company, Legacy Bank, Prosperity and any entity or person that acquires all or substantially all of the assets of the Company, Legacy Bank or Prosperity.

17.    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

COMPANY:

LEGACYTEXAS FINANCIAL GROUP, INC.

By:	/s/ Kevin J. Hanigan
Name:	Kevin J. Hanigan
Title:	President and CEO

LEGACY BANK:

LEGACYTEXAS BANK

By:	/s/ Kevin J. Hanigan
Name:	Kevin J. Hanigan
Title:	President and CEO

PROSPERITY:

PROSPERITY BANCSHARES, INC.

By:	/s/ David Zalman
Name:	David Zalman
Title:	Chairman and Chief Executive Officer

UNDERSIGNED:

[Signature Page to Director Support Agreement]

Schedule A

Schedule B

Schedule C